Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER, dated November 19, 2006 (this “Amendment”), by and among The Walt Disney Company, a Delaware corporation (“TWDC”), ABC Radio Holdings, Inc., formerly known as ABC Chicago FM Radio, Inc., a Delaware corporation and an indirect, wholly-owned Subsidiary of TWDC (“Spinco”), Citadel Broadcasting Corporation, a Delaware corporation (“Company”) and Alphabet Acquisition Corp., a Delaware corporation and a wholly-owned Subsidiary of Company (“Merger Sub” and, together with TWDC, Spinco and Company, the “Parties” and each, a “Party”), is entered into to amend the Agreement and Plan of Merger, dated as of February 6, 2006, by and among TWDC, Spinco, Citadel and Merger Sub (the “Agreement”) in the following particulars only:

W I T N E S S E T H

Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, TWDC, Spinco, Citadel and Merger Sub desire to amend the Agreement as set forth herein:

NOW, THEREFORE, in consideration of the premises and of the respective agreements and covenants herein contained, the parties hereby agree as follows:

1 Amendment of Section 1.1. Section 1.1 of the Agreement is hereby amended as follows:

1.1 The definition of the term “Base Spinco Shares” is hereby added as follows:

““Base Spinco Shares” means the difference of (a) the quotient of (i) the Company Diluted Shares Outstanding divided by (ii) 0.48, minus (b) the Company Diluted Shares Outstanding; provided that in no event shall the number of shares determined pursuant to this definition be fewer than 127,240,887.”

1.2 The definition of the term “Business Material Adverse Effect” is hereby amended by adding as clauses (a)(ix), (a)(x) and (a)(xi) thereto the following:

“(ix) the results of operations of the Business prior to October 1, 2006, as set forth in the aggregate in all material respects on Schedule 1.1 of the TWDC/Spinco Disclosure Schedules; (x) any failure in and of itself to meet any Spinco fiscal year 2007 budgeted or forecasted results of operations; or (xi) the implementation of any written Recommendation by TWDC or Spinco or their respective Subsidiaries with respect to the Business;”

1.3 Clause (c) of the definition of the term “Company Diluted Shares Outstanding” is hereby amended and restated as follows:

“(c) to the extent that a Counting Determination has not been received by TWDC, unless TWDC shall have elected in writing to Company prior to the commencement of the Pricing Period to exclude from this definition all or a portion of such shares of Company Common Stock, the maximum number of shares of Company Common Stock issuable upon conversion of the Company Convertible Notes, in the case of this clause (c) determined on the Spinco Funding Date,”

1.4 The definition of the term “Incremental Shares” is hereby added as follows:

““Incremental Shares” shall mean the number of shares equal to the sum of (a) the Spinco Shares Incremental Increase and (b) the Spinco Shares Additional Amount. For illustrative purposes only, Section 1.1 of the Company Disclosure Schedules sets forth the calculations of Incremental Shares and related terms as if the Company Diluted Shares Outstanding at Closing were the same as they are in such schedule.”

1.5 The definition of the term “Post-Dividend Company Price” is hereby amended and restated as follows:

““Post-Dividend Company Price” shall mean the quotient of (a) $1,300,000,000 divided by (b) the Base Spinco Shares.”

1.6 The definition of the term “Pricing Period” is hereby amended and restated as follows:

““Pricing Period” shall mean the period of 10 consecutive trading days ending on (and including) the date that is one trading day prior to the Spinco Funding Date; provided that (a) the Spinco Funding Date shall not be earlier than 15 calendar days prior to the Closing Date or later than the third trading day prior to the record date for Company stockholders for the Special Dividend and (b) no amount of Spinco Debt shall be incurred prior to the Spinco Funding Date.”

1.7 The definition of the term “Recommendation” is hereby added as follows:

““Recommendation” shall have the meaning given to it in Section 6.9(a) hereof.”

1.8 The definition of the term “RMT Debt Adjustment” is hereby deleted.

1.9 The definition of the term “Spinco Ownership Percentage” is hereby amended and restated as follows:

““Spinco Ownership Percentage” shall mean the quotient of (a) the sum of (i) the Spinco Shares Incremental Increase plus (ii) the Base Spinco Shares divided by (b) the sum of (i) the Spinco Shares Incremental Increase plus (ii) the Base Spinco Shares plus (iii) the Company Shares Outstanding.”

1.10 The definition of the term “Spinco Shares” is hereby amended and restated as follows:

““Spinco Shares” shall mean the sum of (a) the Base Spinco Shares plus (b) the Incremental Shares.”

1.11 The definition of the term “Spinco Shares Additional Amount” is hereby added as follows:

““Spinco Shares Additional Amount” shall mean the number of shares equal to the quotient of (A) $100,000,000, divided by (B) the difference of (1) $10.40 minus (2) the Base Dividend.”

1.12 The definition of the term “Spinco Shares Election” is hereby deleted.

1.13 The definition of the term “Spinco Shares Increase” is hereby deleted.

1.14 The definition of the term “Spinco Shares Incremental Increase” is hereby added as follows:

““Spinco Shares Incremental Increase” shall mean the quotient of (a) $100,000,000 divided by (b) the difference of (i) the Company Average Stock Price minus (ii) the Base Dividend; provided that to the extent the Company Average Stock Price is not $12.68 and such recalculated Spinco Shares Incremental Increase does not result in a Value Deficit of an amount between $0.00 and $250,000,000 and:

(1) would result in a Value Surplus no greater than $250,000,000 (disregarding the limitation included in such definition), the Spinco Shares Incremental Increase shall be equal to the quotient of (A) $100,000,000 divided by (B) the difference of (1) the Company Average Stock Price minus (2) the Base Dividend; or

(2) would result in a Value Deficit exceeding $250,000,000 (disregarding the limitation included in such definition), the Spinco Shares Incremental Increase shall be equal to the quotient of (A) $100,000,000 divided by (B) the difference of (1) the lowest Company Average Stock Price that would result in the Value Deficit not exceeding $250,000,000 minus (2) the Base Dividend; or

(3) would result in the Value Surplus exceeding $250,000,000 (disregarding the limitation included in such definition), the Spinco Shares Incremental Increase shall be equal to the quotient of (A) $100,000,000 divided by (B) the difference of (1) the highest Company Average Stock Price that would result in the Value Surplus not exceeding $250,000,000 minus (2) the Base Dividend.”

1.15 The definition of the term “Value Deficit” is hereby amended and restated as follows:

““Value Deficit” shall mean the product of (a) the excess, if any, of (i) $12.68 over (ii) the Company Average Stock Price and (b) the difference of (i) the Spinco Shares minus (ii) the Spinco Shares Additional Amount; provided, that in no event shall the Value Deficit exceed $250,000,000.”

1.16 The definition of the term “Value Surplus” is hereby amended and restated as follows:

““Value Surplus” shall mean the product of (a) the excess, if any, of (i) the Company Average Stock Price over (ii) $12.68 and (b) the difference of (i) the Spinco Shares minus (ii) the Spinco Shares Additional Amount; provided, that in no event shall the Value Surplus exceed $250,000,000.”

2 Amendment of Section 2.3. Section 2.3 of the Agreement is hereby amended by adding the following as the second sentence thereof:

“Notwithstanding the foregoing or anything herein to the contrary, the Closing Date shall be no earlier than May 31, 2007, unless Company elects to close at an earlier date (after all conditions to closing have been satisfied or waived) and provides 30 calendar days written notice of such election to TWDC.”

3 Amendment of Section 3.4. Section 3.4 of the Agreement is hereby amended by deleting the last sentence thereof.

4 Amendment of Section 6.3(a). Section 6.3(a) of the Agreement is hereby amended and restated as follows:

“(a) Promptly following the execution of this Agreement, TWDC, Spinco and Company shall prepare the Information Statement/Prospectus, and Company shall prepare and file with the SEC the Registration Statement, in which the Information Statement/Prospectus shall be included. Each of TWDC, Spinco and Company shall use commercially reasonable efforts to file with the SEC the Registration Statement as soon as practicable after the date of this Amendment. TWDC and Spinco shall furnish to Company all information concerning it as is required by the SEC in connection with the preparation of the Registration Statement. Company shall use its reasonable efforts to have the Registration Statement declared effective under the Securities Act promptly after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Transactions, and TWDC and Spinco shall use their reasonable efforts to assist Company in this regard. The Parties shall promptly provide copies, consult with each other and prepare written responses with respect to any written comments received from the SEC with respect to the Information Statement/Prospectus and the Registration Statement, and advise one another of any oral comments received from the SEC with respect to the Information Statement/Prospectus and the Registration Statement. The Parties shall cooperate in preparing and filing with the SEC any necessary amendment or supplement to the Information Statement/Prospectus or the Registration Statement promptly after receipt of any comments from the SEC necessitating such amendment or supplement. No amendment or supplement to the Information Statement/Prospectus or Registration Statement shall be filed without the approval of all of the Parties, which approval shall not be unreasonably withheld or delayed. Company will use its reasonable efforts to cause the Information Statement/Prospectus to be mailed to the Company Stockholders and TWDC will use its reasonable efforts to cause the Information Statement/Prospectus to be mailed to the TWDC Stockholders, in each case promptly after the Registration Statement is declared effective under the

Securities Act. The Information Statement/Prospectus and the Registration Statement shall comply as to form in all material respects with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act, respectively.”

5 Amendment of Section 6.9(a). Section 6.9(a) of the Agreement is hereby amended by adding the following as the last two sentences thereto:

“In furtherance of, and as limited by, the foregoing, prior to the closing of the Merger, the Chief Executive Officer of Company may consult with the senior management of the Business in an advisory role regarding the management and operations of the Business, but only to the extent permitted by applicable Law, and following such consultation, may make written recommendations relating thereto to the president of the Business (a “Recommendation”) and TWDC and Spinco shall consider any such Recommendations in good faith; provided, that all decisionmaking authority with regard to the Business shall remain vested with TWDC and Spinco and their respective Subsidiaries and no such authority shall be granted to Company or any of its officers, employees or other representatives; provided further, that no failure of TWDC, Spinco or their respective Subsidiaries to implement any Recommendation shall constitute in any manner a breach of this Agreement. In the event that TWDC or Spinco determines not to implement any Recommendation, then the Chief Executive Officer of Company shall have the right to consult with the Executive Vice President, Corporate Strategy, Business Development and Technology Group of TWDC regarding such non-implementation.”

6 Amendment of Section 8.1(b). Section 8.1(b) of the Agreement is hereby amended by deleting the words “February 6, 2007” and replacing them with the words “June 15, 2007”.

7 Amendment of Company Disclosure Schedules. Section 6.2 of the Company Disclosure Schedules is hereby amended as follows:

7.1 The proviso at the end of the first sentence of the first paragraph thereof is hereby deleted.

7.2 The last sentence of the second paragraph thereof is hereby deleted.

8 Interpretation. The Agreement shall not be amended or otherwise modified hereby except as set forth in Sections 1 through 7 of this Amendment. Except as expressly amended by Sections 1 through 7 of this Amendment, the Agreement shall remain in full force and effect. In the event of any inconsistency or contradiction between the terms of this Amendment and the Agreement, the provisions of this Amendment shall prevail and control.

9 Reference to the Agreement. On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereof,” “herein,” “herewith,” “hereunder,” and words of similar import shall, unless otherwise stated, be construed to refer to the Agreement as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to the Agreement, a reference to the Agreement in any such instrument or document to be deemed to be a reference to the Agreement as amended hereby.

10 Counterparts. This Amendment may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each Party and delivered to the other Parties, it being understood that all the Parties need not sign the same counterpart.

11 Governing Law. This Amendment will be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to any applicable conflicts of law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, TWDC, Spinco, Company and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

THE WALT DISNEY COMPANY

By:	/s/ Thomas O. Staggs
	Name:	Thomas O. Staggs
	Title:	Senior Executive Vice President and Chief Financial Officer

ABC RADIO HOLDINGS, INC.

By:	/s/ David K. Thompson
	Name:	David K. Thompson
	Title:	Vice President

CITADEL BROADCASTING CORPORATION

By:	/s/ Farid Suleman
	Name:	Farid Suleman
	Title:	Chief Executive Officer

ALPHABET ACQUISITION CORP.

By:	/s/ Farid Suleman
	Name:	Farid Suleman
	Title:	President